Exhibit 31.1

Certification Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Vu Truong, Chief Executive Officer, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Aridis Pharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Vu Truong
Vu Truong
April 18, 2019	Chief Executive Officer (Principal Executive Officer)